Exhibit 32
Rule 13a – 14(b) CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
     Pursuant to 18 U.S.C.§1350, the undersigned officers of Tollgrade Communications, Inc. (the “Corporation”), hereby certify that the Corporation’s Quarterly Report on Form 10-Q for the quarter ended April 1, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.
Dated: May 10, 2006
/s/ Mark B. Peterson
Name: Mark B. Peterson
Title: Chief Executive Officer
/s/ Samuel C. Knoch
Name: Samuel C. Knoch
Title: Chief Financial Officer

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